Service Properties Trust Third Quarter 2023 Financial Results and Supplemental Information November 6, 2023 Exhibit 99.2TA - 065 Seymour Seymour, IN

2RETURN TO TABLE OF CONTENTS Table of Contents QUARTERLY RESULTS Service Properties Trust Announces Third Quarter 2023 Financial Results ................................................................................................................................................ 4 Third Quarter 2023 Highlights ... 5 Third Quarter 2023 Results ... 6 FINANCIALS Key Financial Data ... 8 Condensed Consolidated Statements of Income (Loss) ................................................................................................................................................................................. 9 Condensed Consolidated Balance Sheets ... 10 Debt Summary ... 11 Debt Maturity Schedule ... 12 Leverage Ratios, Coverage Ratios and Public Debt Covenants .................................................................................................................................................................... 13 Capital Expenditures and Restricted Cash Activity .......................................................................................................................................................................................... 14 Property Acquisitions and Dispositions Information Since January 1, 2023 ............................................................................................................................................... 15 PORTFOLIO INFORMATION Portfolio Summary ... 17 Consolidated Portfolio Diversification by Industry ........................................................................................................................................................................................... 18 Consolidated Portfolio by Geographical Diversification ................................................................................................................................................................................ 19 Hotel Portfolio by Brand ... 20 Hotel Operating Statistics by Service Level - Comparable Hotels - three months ended September 30, 2023 ................................................................................. 21 Hotel Operating Statistics by Service Level - Comparable Hotels - nine months ended September 30, 2023 ................................................................................... 22 Hotel Operating Statistics by Service Level - All Hotels - three months ended September 30, 2023 ................................................................................................... 23 Hotel Operating Statistics by Service Level - All Hotels - nine months ended September 30, 2023 ..................................................................................................... 24 Net Lease Portfolio by Brand ... 25 Net Lease Portfolio by Industry ... 26 Net Lease Portfolio by Tenant (Top 10) ... 27 Net Lease Portfolio - Expiration Schedule ... 28 Net Lease Portfolio - Occupancy Summary ....................................................................................................................................................................................................... 29 APPENDIX Company Profile and Research Coverage ... 31 Governance Information ... 32 Non-GAAP Financial Measures and Certain Definitions ................................................................................................................................................................................. 33 Calculation of FFO and Normalized FFO ... 35 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ............................................................................................................................................................................ 36 Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels ....................................................................................................................................................... 37 Calculation and Reconciliation of Hotel EBITDA - All Hotels.......................................................................................................................................................................... 38 Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA ... 39 WARNING CONCERNING FORWARD-LOOKING STATEMENTS .............................................................................................................................................................................................. 40 SVC Nasdaq Listed Trading Symbols: Common Shares: SVC Investor Relations Contact: Stephen Colbert, Director (617) 231-3223 scolbert@svcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 All amounts in this presentation are unaudited. Additional information and reconciliations of Non-GAAP measures to amounts determined in accordance with U.S. GAAP appear in the appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (November 6, 2023): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended September 30, 2023. Dividend: SVC has declared a quarterly distribution on its common shares of $0.20 per share to shareholders of record as of the close of business on October 23, 2023. This distribution will be paid on or about November 16, 2023. Conference Call: A conference call to discuss SVC's third quarter results will be held on Tuesday, November 7, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 4473174. A live audio webcast of the conference call will also be available in a listen-only-mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC's third quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of September 30, 2023, SVC owned 221 hotels with over 37,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of September 30, 2023, SVC also owned 761 retail service-focused net lease properties totaling approximately 13.4 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with approximately $36 billion in assets under management as of September 30, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces Third Quarter 2023 Financial Results "SVC’s third quarter hotel portfolio performance was in line with our expectations and reflects ongoing year over year RevPAR growth. The net lease portfolio continues to provide dependable cash flows and is anchored by our TA leases, which are backed by an investment grade company in BP. With over $1 billion of total liquidity and a large portfolio of unencumbered assets, our balance sheet is well positioned to address upcoming debt maturities." Todd Hargreaves, President and Chief Investment Officer

5RETURN TO TABLE OF CONTENTS Third Quarter 2023 Highlights Financial Results • Net loss of $4.1 million, or $(0.03) per common share. • Normalized FFO of $92.1 million, or $0.56 per common share. • Adjusted EBITDAre of $175.3 million. Portfolio Update • Comparable Hotel RevPAR of $94.54. • Comparable Hotel EBITDA of $77.0 million. • Net Lease occupancy of 95.8%. • Net Lease rent coverage of 2.72x. Investment Activity • Sold two net lease properties with an aggregate 39,133 square feet for an aggregate sales price of $3.7 million, excluding closing costs. • Since October 1, 2023, SVC has sold two net lease properties with an aggregate 9,537 square feet for an aggregate sales price of $1.2 million, excluding closing costs. Liquidity and Financing Activities • As of September 30, 2023, SVC had over $1.0 billion of liquidity, including $418.2 million of cash and cash equivalents and $650.0 million available to borrow under its revolving credit facility.

Third Quarter 2023 Results

SERVICE PROPERTIES TRUST

Consolidated Financial Results		Three Months Ended September 30, 2023		2022		Change
Net (loss) income	$	(4,128)	$	7,500	$	(11,628)
Net (loss) income per common share (basic and diluted)	$	(0.03)	$	0.05	$	(0.08)
FFO	$	91,731	$	88,397	$	3,334
FFO per common share (basic and diluted)	$	0.56	$	0.54	$	0.02
Normalized FFO	$	92,109	$	88,458	$	3,651
Normalized FFO per common share (basic and diluted)	$	0.56	$	0.54	$	0.02
EBITDA	$	170,408	$	191,144		(10.8 %)
Adjusted EBITDAre	$	175,328	$	173,455		1.1 %
Hotel Results						
Comparable Hotels						
No. of hotels		219		219		–
No. of rooms or suites		37,429		37,429		–
Occupancy		67.3 %		66.4 %		0.9 pts
ADR	$	140.47	$	141.23		(0.5 %)
Hotel RevPAR	$	94.54	$	93.78		0.8 %
Hotel EBITDA	$	76,981	$	77,744		(1.0 %)
Hotel EBITDA margin		19.7 %		20.5 %		(0.8) pts
All Hotels						
No. of hotels		221		242		(21)
No. of rooms or suites		37,777		40,563		(2,786)
Occupancy		67.2 %		65.8 %		1.4 pts
ADR	$	140.77	$	140.05		0.5 %
Hotel RevPAR	$	94.60	$	92.15		2.7 %
Hotel EBITDA	$	75,495	$	78,944		(4.4 %)
Hotel EBITDA margin		19.1 %		19.7 %		(0.6) pts
Net Lease Metrics						
Number of properties		761		769		(8)
Occupancy		95.8 %		97.3 %		(1.5) pts
Rent Coverage		2.72x		2.88x		-0.16x


Royal Sonesta Houston Galleria
Houston, TX

** Dollars are in thousands, except per share data and hotel statistics.*

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7RETURN TO TABLE OF CONTENTS Financials

8RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Selected Income Statement Data: Total revenues $ 496,825 $ 503,779 $ 429,209 $ 455,219 $ 498,521 Net (loss) income $ (4,128) $ (11,278) $ 25,950 $ (31,409) $ 7,500 FFO $ 91,731 $ 93,751 $ 35,894 $ 73,128 $ 88,397 Normalized FFO $ 92,109 $ 95,127 $ 37,146 $ 73,266 $ 88,458 Adjusted EBITDAre $ 175,328 $ 185,324 $ 116,841 $ 150,534 $ 173,455 Per Common Share Data (basic and diluted): Net (loss) income $ (0.03) $ (0.07) $ 0.16 $ (0.19) $ 0.05 FFO $ 0.56 $ 0.57 $ 0.22 $ 0.44 $ 0.54 Normalized FFO $ 0.56 $ 0.58 $ 0.23 $ 0.44 $ 0.54 Dividend Data: Annualized dividends paid per share during the period $ 0.80 $ 0.80 $ 0.80 $ 0.80 $ 0.04 Annualized dividend yield (at end of period) 10.4% 9.2% 8.0% 11.0% 0.8 % Annualized Normalized FFO payout ratio 35.7% 34.5% 87.0% 45.5% 1.9 % Selected Balance Sheet Data: Total gross assets $ 10,733,398 $ 10,715,669 $ 10,505,429 $ 10,458,324 $ 10,561,906 Total assets $ 7,604,311 $ 7,649,651 $ 7,482,166 $ 7,488,191 $ 7,632,713 Total liabilities $ 6,302,361 $ 6,310,576 $ 6,100,261 $ 6,099,399 $ 6,180,795 Total shareholders' equity $ 1,301,950 $ 1,339,075 $ 1,381,905 $ 1,388,792 $ 1,451,918 (amounts in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 9/30/2023 Capitalization: Total common shares (at end of period) 165,772 Closing price (at end of period) $ 7.69 Equity market capitalization (at end of period) $ 1,274,787 Debt (principal balance) 5,809,058 Total market capitalization $ 7,083,845 Liquidity: Cash and cash equivalents $ 418,162 Available borrowings under revolving credit facility 650,000 Total liquidity $ 1,068,162

Condensed Consolidated Statements of Income (Loss)

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Revenues:				
Hotel operating revenues [1]	$ 395,526	$ 400,453	$ 1,134,649	$ 1,116,843
Rental income [2]	101,299	97,798	295,164	290,949
Total revenues	496,825	498,251	1,429,813	1,407,792
Expenses:				
Hotel operating expenses [1][3]	317,752	318,266	926,418	933,803
Other operating expenses	4,802	3,511	13,079	9,162
Depreciation and amortization	94,498	101,514	289,108	306,147
General and administrative	10,849	11,293	34,180	35,743
Transaction related costs [4]	115	–	1,933	1,920
Loss on asset impairment, net [5]	512	1,172	9,517	9,720
Total expenses	428,528	435,756	1,274,235	1,296,495
Gain (loss) on sale of real estate, net [6]	123	(164)	41,959	44,235
Gain on equity securities, net [7]	–	23,056	48,837	2,737
Interest income	5,626	1,442	11,880	2,735
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $6,608, $4,595, $18,644 and $15,529, respectively)	(82,280)	(81,740)	(246,363)	(263,904)
Loss on early extinguishment of debt [8]	–	–	(282)	(791)
(Loss) income before income taxes and equity in earnings of an investee	(8,234)	5,089	11,609	(103,691)
Income tax benefit (expense)	2,242	(390)	775	(1,558)
Equity in earnings (losses) of an investee [9]	1,864	2,801	(1,840)	4,277
Net (loss) income	$ (4,128)	$ 7,500	$ 10,544	$ (100,972)
Weighted average common shares outstanding (basic and diluted)	165,027	164,745	164,933	164,697
Net (loss) income per common share (basic and diluted)	$ (0.03)	$ 0.05	$ 0.06	$ (0.61)


Sonesta ES Suites Andover Boston
Andover, MA

See accompanying notes on page 39.

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10RETURN TO TABLE OF CONTENTS September 30, 2023 December 31, 2022 ASSETS Real estate properties: Land $ 1,972,945 $ 1,902,587 Buildings, improvements and equipment 7,745,858 7,658,282 Total real estate properties, gross 9,718,803 9,560,869 Accumulated depreciation (3,129,087) (2,970,133) Total real estate properties, net 6,589,716 6,590,736 Acquired real estate leases and other intangibles, net 137,366 252,357 Assets held for sale 13,567 121,905 Cash and cash equivalents 418,162 38,369 Restricted cash 17,366 7,051 Equity method investments 110,533 112,617 Investment in equity securities — 53,055 Due from related persons 28,497 35,033 Other assets, net 289,104 277,068 Total assets $ 7,604,311 $ 7,488,191 LIABILITIES AND SHAREHOLDERS' EQUITY Senior unsecured notes, net $ 5,164,302 $ 5,655,530 Mortgage notes payable, net 556,447 — Accounts payable and other liabilities 568,325 425,960 Due to related persons 13,287 17,909 Total liabilities 6,302,361 6,099,399 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,772,040 and 165,452,566 shares issued and outstanding, respectively 1,658 1,655 Additional paid in capital 4,556,991 4,554,861 Cumulative other comprehensive income 2,139 2,383 Cumulative net income available for common shareholders 2,513,823 2,503,279 Cumulative common distributions (5,772,661) (5,673,386) Total shareholders' equity 1,301,950 1,388,792 Total liabilities and shareholders' equity $ 7,604,311 $ 7,488,191 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) Sonesta Select Miami Lakes Hialeah (Miami Lakes), FL

Debt Summary

SERVICE PROPERTIES TRUST

As of September 30, 2023
(dollars in thousands)

	Weighted Average Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Floating Rate Debt:					
$650,000 revolving credit facility [1][2]	7.930 %	$ –	6/29/27	$ –	3.7
Secured Fixed Rate Debt:					
Net lease mortgage notes [3]	5.600 %	$ 609,058	2/10/28	$ 600,576	4.4
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2024	4.650 %	$ 350,000	3/15/24	$ 350,000	0.5
Senior unsecured notes due 2024	4.350 %	825,000	10/1/24	825,000	1.0
Senior unsecured notes due 2025	4.500 %	350,000	3/15/25	350,000	1.5
Senior unsecured notes due 2025 [4]	7.500 %	800,000	9/15/25	800,000	2.0
Senior unsecured notes due 2026	5.250 %	350,000	2/15/26	350,000	2.4
Senior unsecured notes due 2026	4.750 %	450,000	10/1/26	450,000	3.0
Senior unsecured notes due 2027	4.950 %	400,000	2/15/27	400,000	3.4
Senior unsecured notes due 2027 [4]	5.500 %	450,000	12/15/27	450,000	4.2
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	4.3
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	6.0
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	6.4
Subtotal / weighted average	5.126 %	5,200,000		5,200,000	2.9
Total / weighted average [5]	5.185 %	$ 5,809,058		$ 5,800,576	3.1

(1) SVC is required to pay interest at a rate of SOFR plus a premium, which was 250 basis points per annum as of September 30, 2023. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. The interest rate listed in this debt summary is as of September 30, 2023. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its credit facility by two additional six month periods.

(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 69 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its credit facility.

(3) These notes are secured by 308 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.

(4) These notes are guaranteed by certain of SVC's subsidiaries.

(5) The carrying value of SVC's total debt of $5,720,749 as of September 30, 2023 is net of unamortized discounts and premiums and certain issuance costs totaling $88,309.

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12RETURN TO TABLE OF CONTENTS $ (T ho us an d s) $1,175,000 $1,150,000 $800,000 $850,000 $400,000 $425,000 $400,000 $489 $1,958 $1,958 $1,958 $1,958 $600,739 Unsecured Fixed Rate Debt Secured Fixed Rate Debt Revolving Credit Facility 2023 2024 2025 2026 2027 2028 2029 2030 0 250 500 750 1,000 1,250 Debt Maturity Schedule As of September 30, 2023 (1) (1) SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. (2) As of September 30, 2023, SVC had no amounts outstanding under its $650 million revolving credit facility. (2) 2215 D & B Drive Marietta, GA

Leverage Ratios, Coverage Ratios and Public Debt Covenants

SERVICE PROPERTIES TRUST

	As of and For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Leverage Ratios:					
Net debt / total gross assets	50.2 %	50.2 %	53.6 %	54.1 %	54.2 %
Net debt / gross book value of real estate assets and cash and cash equivalents	53.1 %	53.1 %	57.9 %	56.4 %	56.5 %
Secured debt / total assets	7.9 %	8.1 %	8.2 %	– %	0.4 %
Variable rate debt / net debt	– %	– %	– %	– %	1.7 %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDAre / rolling four-quarter interest expense	1.9x	1.9x	1.9x	1.7x	1.6x
Net debt / rolling four-quarter Adjusted EBITDAre	8.6x	8.6x	9.0x	9.5x	10.1x

	As of and For the Trailing Twelve Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Public Debt Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150%	163.2 %	163.9 %	157.1 %	159.1 %	161.0 %
Incurrence Covenants					
Total debt / adjusted total assets - allowable maximum 60.0%	53.2 %	53.1 %	54.8 %	53.6 %	53.8 %
Secured debt / adjusted total assets - allowable maximum 40.0%	5.6 %	5.6 %	5.8 %	– %	0.9 %
Consolidated income available for debt service / debt service - required minimum 1.50x	2.02x	1.97x	1.90x	1.85x	1.72x


Royal Sonesta Boston
Cambridge, MA

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Capital Expenditures and Restricted Cash Activity

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Capital Expenditures:					
Hotel capital improvements & FF&E Reserve fundings [1]	$ 63,948	$ 41,043	$ 21,773	$ 36,629	$ 22,841
Net lease capital improvements	769	1,704	505	170	1,520
Lease related costs	267	11	67	102	51
Total capital improvements & FF&E Reserve fundings	$ 64,984	$ 42,758	$ 22,345	$ 36,901	$ 24,412

	As of and For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Restricted Cash:					
Total restricted cash (beginning of period)	$ 15,758	$ 15,220	$ 7,051	$ 10,891	$ 64,901
Manager deposits into FF&E Reserve	1,825	1,739	1,923	2,598	2,700
Hotel improvements funded from FF&E Reserve	(902)	(1,481)	(1,558)	(1,024)	(1,577)
Net lease mortgage note rent collection account activity, net	688	268	5,867	–	–
Net lease mortgage note liquidity reserve activity, net	(3)	12	2,000	–	–
Proceeds from asset sales deposited into (withdrawn from) revolving credit facility collateral account, net	–	–	(63)	(5,414)	(55,133)
Total restricted cash (end of period)	$ 17,366	$ 15,758	$ 15,220	$ 7,051	$ 10,891


ROYAL SONESTA
The Pelham Royal Sonesta Hotel
Washington, D.C.

(1) Includes amounts SVC funded into its FF&E Reserves and amounts directly reimbursed to its hotel managers for capital expenditures.

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15RETURN TO TABLE OF CONTENTS ACQUISITIONS: Quarter Acquired Properties Property Type Brand Location Rooms or Suites Purchase Price (1) Average Purchase Price per Room or Suite Q2 2023 1 Hotel Sonesta FL 250 $ 165,400 $ 662 DISPOSITIONS: Quarter Disposed Properties Property Type Brand Location Rooms or Suites / Square Footage Sales Price (1) Average Sales Price per Room or Suite / Square Foot Q1 2023 1 Hotel Sonesta Select MD 152 $ 5,350 $ 35 1 Hotel Sonesta NJ 219 14,580 67 3 Hotel Residence Inn NY, PA, NC 342 29,018 85 13 Hotel Courtyard Various 1,813 108,282 60 Q2 2023 2 Net Lease Vacant OH 2,384 620 260 Q3 2023 2 Net Lease Various GA, SC 39,133 3,725 95 Q4 2023 2 Net Lease Vacant KY, NC 9,537 1,190 125 24 2,526 / 51,054 $ 162,765 $62 / $132 Property Acquisitions and Dispositions Information Since January 1, 2023 (dollars in thousands, except per room/sq. ft. data) (1) Represents cash purchase or sale price, as applicable, and excludes closing related costs. Nautilus Sonesta Miami Beach Miami Beach, FL

16RETURN TO TABLE OF CONTENTS Portfolio Information

17RETURN TO TABLE OF CONTENTS Portfolio Composition Net lease 45.0% Hotel 55.0% Number of Properties Hotel Properties 221 Number of hotel rooms 37,777 Net Lease Properties 761 Net lease square feet 13,430,345 Total Properties 982 Average hotel property size 171 rooms Average net lease property size 17,648 sq. feet Investments Diversification Facts Hotels $ 6,207,414 Tenants/Operators 178 Net Lease Properties 5,076,147 Brands 144 Total Investments $ 11,283,561 Industries 22 States 46 Geographical Diversification CA 12% TX 8% IL 6% FL 6% GA 6% AZ 4% OH 4%LA 3% PA 3% MO 3% Other 45% (36 States, DC, PR, ON) Portfolio Summary As of September 30, 2023 (dollars in thousands) (1) Based on investment. (1) (1) Royal Sonesta Kaua`i Resort Lihue, HI

Consolidated Portfolio Diversification by Industry

As of September 30, 2023
(dollars in thousands)

	Industry	No. of Properties	Rooms/ Square Footage		Investments	Percent of Total Investment
1.	Hotels	221	37,777	$	6,207,414	55.0%
2.	Travel Centers	179	5,113,374		3,315,814	29.4%
3.	Restaurants - Quick Service	209	669,723		283,225	2.5%
4.	Health and Fitness	13	873,258		186,362	1.7%
5.	Restaurants - Casual Dining	51	399,792		184,262	1.6%
6.	Movie Theaters	18	935,581		160,060	1.4%
7.	Grocery Stores	19	1,020,819		129,152	1.1%
8.	Home Goods and Leisure	20	700,906		121,066	1.1%
9.	Automotive Equipment and Services	64	463,492		107,054	0.9%
10.	Medical, Dental Office	70	372,171		103,849	0.9%
11.	Automotive Dealers	8	177,433		62,651	0.6%
12.	Entertainment	4	199,853		61,436	0.5%
13.	Educational Services	8	213,755		54,759	0.5%
14.	General Merchandise Stores	4	381,193		55,457	0.5%
15.	Building Materials	29	465,283		33,464	0.3%
16.	Car Washes	5	41,456		28,658	0.3%
17.	Miscellaneous Manufacturing	5	538,932		24,148	0.2%
18.	Drug Stores and Pharmacies	7	67,423		19,251	0.2%
19.	Sporting Goods	3	120,847		17,742	0.2%
20.	Legal Services	5	25,429		11,362	0.1%
21.	Dollar Stores	3	27,593		2,971	–%
22.	Other	5	139,423		27,244	0.2%
23.	Vacant	32	482,609		86,160	0.8%
	Total	982	37,777 / 13,430,345	$	11,283,561	100.0%


TA 402 - Wilmington
Wilmington, IL

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Consolidated Portfolio by Geographic Diversification

As of September 30, 2023
(dollars in thousands)

State	Total Property Count	Hotel Count	Net Lease Count	Investments: Total ($000s)	% of Total	Hotel ($000s)	Hotel % of Total	Net Lease ($000s)	Net Lease % of Total
California	58	36	22	$ 1,387,471	12.3 %	$ 1,114,406	18.0 %	$ 273,065	5.4 %
Texas	76	20	56	876,237	7.8 %	361,254	5.8 %	514,983	10.1 %
Illinois	66	10	56	705,210	6.2 %	414,700	6.7 %	290,510	5.7 %
Florida	58	12	46	691,789	6.1 %	445,550	7.2 %	246,239	4.9 %
Georgia	89	16	73	671,839	6.0 %	402,265	6.5 %	269,574	5.3 %
Arizona	39	14	25	475,951	4.2 %	227,574	3.7 %	248,377	4.9 %
Ohio	44	5	39	451,418	4.0 %	121,793	2.0 %	329,625	6.5 %
Louisiana	15	3	12	381,322	3.4 %	249,617	4.0 %	131,705	2.6 %
Pennsylvania	33	5	28	338,360	3.0 %	134,246	2.2 %	204,114	4.0 %
Missouri	29	4	25	285,984	2.5 %	156,834	2.5 %	129,150	2.6 %
Top 10	507	125	382	6,265,581	55.5 %	3,628,239	58.6 %	2,637,342	52.0 %
Other [1]	475	96	379	5,017,980	44.5 %	2,579,175	41.4 %	2,438,805	48.0 %
Total	982	221	761	$ 11,283,561	100.0 %	$ 6,207,414	100.0 %	$ 5,076,147	100.0 %



Sonesta Simply Suites Orange County Airport
Orange County, CA

(1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $10,564 per property.

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19

20RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 7.7% 5,663 15.0% $ 1,889,468 30.4% $ 333,651 Sonesta Hotels & Resorts® Full Service Upscale 23 10.4% 7,399 19.6% 1,333,601 21.5% 180,241 Sonesta ES Suites® Extended Stay Upper Midscale 60 27.0% 7,643 20.3% 1,104,154 17.8% 144,466 Sonesta Select® Select Service Upscale 44 19.9% 6,427 17.0% 685,837 11.0% 106,712 Sonesta Simply Suites® Extended Stay Midscale 51 23.1% 6,464 17.1% 580,930 9.4% 89,872 Hyatt Place® Select Service Upscale 17 7.7% 2,107 5.6% 265,317 4.3% 125,922 Radisson® Hotels & Resorts Full Service Upscale 5 2.3% 1,149 3.0% 170,297 2.7% 148,213 Crowne Plaza® Full Service Upscale 1 0.5% 495 1.3% 123,734 2.0% 249,968 Country Inns & Suites® by Radisson Full Service Upper Midscale 3 1.4% 430 1.1% 54,076 0.9% 125,758 Total/Average Hotels 221 100.0% 37,777 100.0% $ 6,207,414 100.0% $ 164,317 Hotel Portfolio by Brand As of September 30, 2023 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

				Occupancy Three Months Ended September 30,			ADR Three Months Ended September 30,			RevPAR Three Months Ended September 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	22	7,149	67.9 %	63.2 %	4.7 pts	$ 153.34	$ 154.00	(0.4)%	$ 104.12	$ 97.33	7.0 %
Royal Sonesta	Full Service	17	5,663	62.3 %	60.3 %	2.0 pts	230.44	241.75	(4.7)%	143.56	145.78	(1.5)%
Radisson Hotel	Full Service	5	1,149	64.1 %	65.8 %	(1.7) pts	148.18	138.88	6.7 %	94.98	91.38	3.9 %
Crowne Plaza	Full Service	1	495	62.5 %	59.0 %	3.5 pts	142.56	135.27	5.4 %	89.10	79.81	11.6 %
Country Inn and Suites	Full Service	3	430	76.4 %	74.1 %	2.3 pts	155.66	160.31	(2.9)%	118.92	118.79	0.1 %
Full Service Total / Average		48	14,886	65.5 %	62.4 %	3.1 pts	180.63	184.93	(2.3)%	118.31	115.40	2.5 %
Sonesta Select	Select Service	44	6,427	59.1 %	58.0 %	1.1 pts	121.79	124.46	(2.1)%	71.98	72.19	(0.3)%
Hyatt Place	Select Service	17	2,107	70.8 %	71.1 %	(0.3) pts	121.65	121.30	0.3 %	86.13	86.24	(0.1)%
Select Service Total / Average		61	8,534	62.0 %	61.2 %	0.8 pts	121.75	123.55	(1.5)%	75.49	75.61	(0.2)%
Sonesta ES Suites	Extended Stay	60	7,643	72.6 %	72.5 %	0.1 pts	129.21	130.19	(0.8)%	93.81	94.39	(0.6)%
Sonesta Simply Suites	Extended Stay	50	6,366	72.1 %	75.5 %	(3.4) pts	90.56	88.70	2.1 %	65.29	66.97	(2.5)%
Extended Stay Total / Average		110	14,009	72.4 %	73.8 %	(1.4) pts	111.73	111.07	0.6 %	80.89	81.97	(1.3)%
		219	37,429	67.3 %	66.4 %	0.9 pts	$ 140.47	$ 141.23	(0.5)%	$ 94.54	$ 93.78	0.8 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

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Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Nine Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	22	7,149	64.4 %	61.0 %	3.4 pts	$ 154.07	$ 152.54	1.0 %	$ 99.22	$ 93.05	6.6 %
Royal Sonesta	Full Service	17	5,663	57.7 %	52.5 %	5.2 pts	238.60	236.17	1.0 %	137.67	123.99	11.0 %
Radisson Hotel	Full Service	5	1,149	64.8 %	64.5 %	0.3 pts	148.68	134.84	10.3 %	96.34	86.97	10.8 %
Crowne Plaza	Full Service	1	495	63.5 %	54.6 %	8.9 pts	140.97	130.66	7.9 %	89.52	71.34	25.5 %
Country Inn and Suites	Full Service	3	430	69.0 %	65.5 %	3.5 pts	139.86	138.52	1.0 %	96.50	90.73	6.4 %
Full Service Total / Average		48	14,886	62.0 %	57.9 %	4.1 pts	182.90	178.95	2.2 %	113.40	103.61	9.4 %
Sonesta Select	Select Service	44	6,427	56.2 %	52.0 %	4.2 pts	119.71	118.60	0.9 %	67.28	61.67	9.1 %
Hyatt Place	Select Service	17	2,107	69.7 %	68.1 %	1.6 pts	124.17	118.99	4.4 %	86.55	81.03	6.8 %
Select Service Total / Average		61	8,534	59.5 %	56.0 %	3.5 pts	121.00	118.72	1.9 %	72.00	66.48	8.3 %
Sonesta ES Suites	Extended Stay	60	7,643	69.2 %	70.8 %	(1.6) pts	129.69	124.30	4.3 %	89.75	88.00	2.0 %
Sonesta Simply Suites	Extended Stay	50	6,366	70.1 %	72.7 %	(2.6) pts	90.65	84.96	6.7 %	63.55	61.77	2.9 %
Extended Stay Total / Average		110	14,009	69.6 %	71.7 %	(2.1) pts	111.91	106.32	5.3 %	77.89	76.23	2.2 %
		219	37,429	64.3 %	62.6 %	1.7 pts	$ 140.97	$ 135.32	4.2 %	$ 90.64	$ 84.71	7.0 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

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22

Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

				Occupancy Three Months Ended September 30,			ADR Three Months Ended September 30,			RevPAR Three Months Ended September 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	23	7,399	67.8 %	63.4 %	4.4 pts	$ 154.46	$ 157.15	(1.7)%	$ 104.72	$ 99.63	5.1 %
Royal Sonesta	Full Service	17	5,663	62.3 %	60.3 %	2.0 pts	230.44	241.75	(4.7)%	143.56	145.78	(1.5)%
Radisson Hotel	Full Service	5	1,149	64.1 %	65.8 %	(1.7) pts	148.18	138.88	6.7 %	94.98	91.38	3.9 %
Crowne Plaza	Full Service	1	495	62.5 %	59.0 %	3.5 pts	142.56	135.27	5.4 %	89.10	79.81	11.6 %
Country Inn and Suites	Full Service	3	430	76.4 %	74.1 %	2.3 pts	155.66	160.31	(2.9)%	118.92	118.79	0.1 %
Full Service Total / Average		49	15,136	65.5 %	62.6 %	2.9 pts	180.76	185.91	(2.8)%	118.40	116.38	1.7 %
Sonesta Select	Select Service	44	6,427	59.1 %	58.0 %	1.1 pts	121.79	124.46	(2.1)%	71.98	72.19	(0.3)%
Hyatt Place	Select Service	17	2,107	70.8 %	71.1 %	(0.3) pts	121.65	121.30	0.3 %	86.13	86.24	(0.1)%
Select Service Total / Average		61	8,534	62.0 %	61.2 %	0.8 pts	121.75	123.55	(1.5)%	75.49	75.61	(0.2)%
Sonesta ES Suites	Extended Stay	60	7,643	72.6 %	72.5 %	0.1 pts	129.21	130.19	(0.8)%	93.81	94.39	(0.6)%
Sonesta Simply Suites	Extended Stay	51	6,464	71.4 %	74.7 %	(3.3) pts	90.56	88.70	2.1 %	64.66	66.26	(2.4)%
Extended Stay Total / Average		111	14,107	72.1 %	73.5 %	(1.4) pts	111.73	111.07	0.6 %	80.56	81.64	(1.3)%
		221	37,777	67.2 %	66.3 %	0.9 pts	$ 140.77	$ 141.90	(0.8)%	$ 94.60	$ 94.08	0.6 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

(1) Results of all hotels owned as of September 30, 2023.

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23

Hotel Operating Statistics by Service Level - All Hotels[1]

				Occupancy Nine Months Ended September 30,			ADR Nine Months Ended September 30,			RevPAR Nine Months Ended September 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	23	7,399	64.4 %	61.0 %	3.4 pts	$ 159.13	$ 160.40	(0.8)%	$ 102.48	$ 97.84	4.7 %
Royal Sonesta	Full Service	17	5,663	57.7 %	52.5 %	5.2 pts	238.60	236.17	1.0 %	137.67	123.99	11.0 %
Radisson Hotel	Full Service	5	1,149	64.8 %	64.5 %	0.3 pts	148.68	134.84	10.3 %	96.34	86.97	10.8 %
Crowne Plaza	Full Service	1	495	63.5 %	54.6 %	8.9 pts	140.97	130.66	7.9 %	89.52	71.34	25.5 %
Country Inn and Suites	Full Service	3	430	69.0 %	65.5 %	3.5 pts	139.86	138.52	1.0 %	96.50	90.73	6.4 %
Full Service Total / Average		49	15,136	62.0 %	58.0 %	4.0 pts	184.96	182.46	1.4 %	114.68	105.83	8.4 %
Sonesta Select	Select Service	44	6,427	56.2 %	52.0 %	4.2 pts	119.71	118.60	0.9 %	67.28	61.67	9.1 %
Hyatt Place	Select Service	17	2,107	69.7 %	68.1 %	1.6 pts	124.17	118.99	4.4 %	86.55	81.03	6.8 %
Select Service Total / Average		61	8,534	59.5 %	56.0 %	3.5 pts	121.00	118.72	1.9 %	72.00	66.48	8.3 %
Sonesta ES Suites	Extended Stay	60	7,643	69.2 %	70.8 %	(1.6) pts	129.69	124.30	4.3 %	89.75	88.00	2.0 %
Sonesta Simply Suites	Extended Stay	51	6,464	69.4 %	71.9 %	(2.5) pts	90.65	84.96	6.7 %	62.91	61.09	3.0 %
Extended Stay Total / Average		111	14,107	69.3 %	71.3 %	(2.0) pts	111.91	106.32	5.3 %	77.55	75.81	2.3 %
		221	37,777	64.2 %	62.5 %	1.7 pts	$ 142.05	$ 136.91	3.8 %	$ 91.20	$ 85.57	6.6 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

(1) Results of all hotels owned as of September 30, 2023. Excludes the results of hotels sold during the periods presented and includes data for one hotel for periods prior to when SVC acquired it.

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24

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of September 30, 2023
(dollars in thousands)

	Brand	Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	132	3,697,503	$ 2,258,977	44.5 %	$ 173,403	46.3 %	2.26x (1)
2.	Petro Stopping Centers	44	1,367,802	1,015,156	20.0 %	80,597	21.5 %	2.26x (1)
3.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	6.20x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	2.35x
5.	AMC Theatres	8	401,403	77,738	1.5 %	4,713	1.3 %	1.46x
6.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	3.08x
7.	Heartland Dental	59	234,274	61,120	1.2 %	4,699	1.3 %	4.24x
8.	Norms	10	63,490	53,673	1.1 %	3,693	1.0 %	3.35x
9.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	4.32x
10.	Pizza Hut	40	167,366	45,285	0.9 %	3,401	0.9 %	2.35x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,247	0.9 %	6.40x
12.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,906	0.5 %	1.25x
13.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.9 %	6.57x
14.	Fleet Farm	1	218,248	37,802	0.7 %	2,783	0.7 %	1.75x
15.	B&B Theatres	4	261,300	37,619	0.7 %	1,670	0.4 %	1.45x
16.	Big Al's	2	111,912	35,214	0.7 %	2,336	0.6 %	1.37x
17.	Regal Cinemas	5	223,846	34,953	0.7 %	1,958	0.5 %	1.92x
18.	Martin's	16	81,909	31,144	0.6 %	2,252	0.6 %	1.91x
19.	Burger King	18	59,106	30,730	0.6 %	1,878	0.5 %	3.28x
20.	Arby's	19	57,868	29,234	0.6 %	1,733	0.5 %	3.51x
21.	Crème de la Crème	4	81,929	29,131	0.6 %	2,429	0.6 %	1.08x
22.	Mister Car Wash	5	41,456	28,658	0.6 %	2,214	0.6 %	3.07x
23.	Popeye's	20	45,708	28,434	0.6 %	1,983	0.5 %	4.09x
24.	Church's Chicken	32	43,399	26,326	0.5 %	1,699	0.5 %	3.02x
25.	United Supermarkets	6	236,178	26,121	0.5 %	1,686	0.5 %	5.34x
26.	Other (2)	278	4,172,029	752,097	14.8 %	48,094	12.8 %	4.09x
	Total	761	13,430,345	$ 5,076,147	100.0 %	$ 374,445	100.0 %	2.72x

2421 S. Randall Road
Algonquin, IL


the great escape

(1) Rent coverage information provided by tenant is for all 176 sites on a consolidated basis and is as of September 30, 2023.
(2) Consists of 110 distinct brands with an average investment of $2,705 per property.

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25

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of September 30, 2023
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	179	5,113,374	$ 3,315,814	65.3%	$ 257,247	68.6%	2.31x (1)
2.	Restaurants - Quick Service	209	669,723	283,225	5.6%	19,284	5.1%	2.85x
3.	Health and Fitness	13	873,258	186,362	3.7%	11,148	2.9%	1.99x
4.	Restaurants - Casual Dining	51	399,792	184,262	3.6%	11,549	3.0%	2.92x
5.	Movie Theaters	18	935,581	160,060	3.2%	8,941	2.4%	1.72x
6.	Grocery Stores	19	1,020,819	129,152	2.5%	9,223	2.5%	3.65x
7.	Home Goods and Leisure	20	700,906	121,066	2.4%	10,505	2.8%	5.36x
8.	Automotive Equipment and Services	64	463,492	107,054	2.1%	7,737	2.1%	4.41x
9.	Medical, Dental Office	70	372,171	103,849	2.0%	7,713	2.1%	3.72x
10.	Automotive Dealers	8	177,433	62,651	1.2%	4,964	1.3%	5.84x
11.	Entertainment	4	199,853	61,436	1.2%	4,329	1.2%	3.35x
12.	Educational Services	8	213,755	54,759	1.1%	4,356	1.2%	1.63x
13.	General Merchandise Stores	4	381,193	55,457	1.1%	3,929	1.0%	2.53x
14.	Building Materials	29	465,283	33,464	0.7%	2,832	0.8%	7.50x
15.	Car Washes	5	41,456	28,658	0.6%	2,214	0.6%	3.07x
16.	Miscellaneous Manufacturing	5	538,932	24,148	0.5%	1,711	0.5%	15.25x
17.	Drug Stores and Pharmacies	7	67,423	19,251	0.4%	1,245	0.3%	0.55x
18.	Sporting Goods	3	120,847	17,742	0.3%	1,092	0.3%	5.47x
19.	Legal Services	5	25,429	11,362	0.2%	1,054	0.3%	5.49x
20.	Dollar Stores	3	27,593	2,971	0.1%	189	0.1%	2.54x
21.	Other (2)	5	139,423	27,244	0.5%	3,183	0.9%	5.70x
22.	Vacant	32	482,609	86,160	1.7%	–	–%	–x
	Total	761	13,430,345	$ 5,076,147	100.0%	$ 374,445	100.0%	2.72x


140 Depot Drive
Hiram, GA
TEXAS

(1) Rent coverage for TravelCenters of America Inc., or TA, is as of September 30, 2023.
(2) Consists of miscellaneous businesses with an average investment of $5,449 per property.

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26

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of September 30, 2023
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	176	5,065,305	$ 3,274,133	64.5 %	$ 254,000	67.8 %	9.6	2.26x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	4.2	6.20x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	12.0	2.35x
4.	American Multi-Cinema, Inc.	AMC Theatres	8	401,403	77,738	1.5 %	4,713	1.3 %	3.5	1.46x
5.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	12.3	3.08x
6.	Professional Resource Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,699	1.3 %	2.8	4.24x
7.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,693	1.0 %	22.0	3.35x
8.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	11.8	4.32x
9.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,247	0.9 %	5.5	6.40x
10.	Capitol Racquet Sports, Inc.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,906	0.5 %	18.1	1.25x
	Sub-total, Top 10		305	7,555,753	3,865,085	76.1 %	295,113	78.9 %	9.6	2.48x
11.	Other[2]	Various	456	5,874,592	1,211,062	23.9 %	79,332	21.1 %	7.3	3.63x
	Total		761	13,430,345	$ 5,076,147	100.0 %	$ 374,445	100.0 %	9.1	2.72x

(1) TA is SVC's largest tenant. As of September 30, 2023, SVC leased 176 travel centers (132 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers. BP Corporation North America Inc. guarantees payment under each of the five master leases, limited by an initial aggregate cap of approximately $3,040,000. Annualized minimum rent excludes the impact of rents prepaid by TA. Rent coverage was 2.17x, 2.31x, 2.32x, 2.42x and 2.15x, for our TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of September 30, 2023.

(2) Consists of 164 tenants with an average investment of $2,656 per property and an average annual minimum rent of $174 per property.

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27

28RETURN TO TABLE OF CONTENTS Year (1) Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2023 113,612 $ 397 0.1% 0.1% 2024 711,352 8,482 2.3% 2.4% 2025 436,038 8,975 2.4% 4.8% 2026 1,053,914 11,833 3.2% 8.0% 2027 939,989 12,504 3.3% 11.3% 2028 670,157 10,880 2.9% 14.2% 2029 256,618 5,630 1.5% 15.7% 2030 138,590 4,208 1.1% 16.8% 2031 372,186 4,731 1.3% 18.1% 2032 143,954 2,972 0.8% 18.9% 2033 5,349,669 259,674 69.4% 88.3% 2034 307,101 4,953 1.3% 89.6% 2035 1,089,282 18,713 5.0% 94.6% 2036 297,074 5,271 1.4% 96.0% 2037 296,403 2,145 0.6% 96.6% 2038 66,700 1,254 0.3% 96.9% 2039 134,901 3,219 0.9% 97.8% 2040 115,142 2,406 0.6% 98.4% 2041 216,040 2,225 0.6% 99.0% 2042 — — —% 99.0% 2043 57,543 155 —% 99.0% 2044 83,635 125 —% 99.0% 2045 63,490 3,693 1.0% 100.0% Total 12,913,390 $ 374,445 100.0% Weighted Average Lease Term 8.3 years 9.1 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of September 30, 2023 (dollars in thousands) 9520 Metcalf Avenue Overland Park, KS

29RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Properties (end of period) 761 763 765 765 769 Vacant properties beginning of period 30 27 23 21 17 Vacant property sales / leased (2) (2) (1) (1) (7) Lease terminations 4 5 5 3 11 Vacant properties end of the period 32 30 27 23 21 Percentage of properties leased 95.8% 96.1% 96.5% 97.0% 97.3 % Net Lease Portfolio - Occupancy Summary As of September 30, 2023 2415 Highway 101 S Greenville, SC

30RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

SERVICE PROPERTIES TRUST

The Company:

Service Properties Trust, or SVC, is a real estate investment trust, or REIT, that owns hotels and service-focused retail net lease properties throughout the United States and in Puerto Rico and Canada. SVC is included in 171 market indices and comprises more than 1% of the following indices as of September 30, 2023: Bloomberg Reit Hotels Index (BBREHOTL) and Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV).

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of September 30, 2023, RMR had approximately $36 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at costs that are lower than SVC would have to pay for similar quality services if SVC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

HSBC
Meredith Jensen
(212) 525-6858
meredith.jensen@us.hsbc.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Reed Valutas
(212) 553-4169

B2 (Outlook: Negative)/B1*

*B1 rating assigned to guaranteed Senior Unsecured Notes.

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

B+ (Outlook: Negative)/BB*

*BB rating assigned to guaranteed Senior Unsecured Notes.

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31

32RETURN TO TABLE OF CONTENTS Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin John G. Murray Independent Trustee Independent Trustee Managing Trustee Rajan C. Penkar Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Executive Officers Todd W. Hargreaves Brian E. Donley President and Chief Investment Officer Chief Financial Officer and Treasurer Governance Information 233 W. Hillsboro Boulevard Deerfield Beach, FL

33RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net (loss) income as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net (loss) income as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net (loss) income. SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 35. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net (loss) income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any gains and losses on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 35. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy its REIT distribution requirements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 36. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 36. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write- downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that it owned on September 30, 2023 and were open and operating since the beginning of the earliest period being compared. For the periods presented, SVC's comparable results excluded two hotels, one of which was not owned for the entirety of the periods and the other of which had suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Non-GAAP Financial Measures and Certain Definitions

34RETURN TO TABLE OF CONTENTS Equity Research Coverage / Ratings Agencies: SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on page 31. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. FF&E Reserve: Various percentages of total sales at certain of SVC's hotels are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in owner's priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner's priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued)

Calculation of FFO and Normalized FFO

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Nine Months Ended	
		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net (loss) income		$ (4,128)	$ (11,278)	$ 25,950	$ (31,409)	$ 7,500	$ 10,544	$ (100,972)
Add (Less):	Depreciation and amortization	94,498	94,571	100,039	94,961	101,514	289,108	306,147
	Loss on asset impairment, net (5)	512	9,005	–	1,269	1,172	9,517	9,720
	(Gain) loss on sale of real estate, net (6)	(123)	62	(41,898)	(3,583)	164	(41,959)	(44,235)
	Loss (gain) on equity securities, net (7)	–	593	(49,430)	10,841	(23,056)	(48,837)	(2,737)
	Adjustments to reflect SVC's share of FFO attributable to an investee (9)	972	798	1,233	1,049	1,103	3,003	2,674
FFO		91,731	93,751	35,894	73,128	88,397	221,376	170,597
Add (Less):	Loss on early extinguishment of debt (8)	–	238	44	–	–	282	791
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (9)	263	207	321	138	61	791	899
	Transaction related costs (4)	115	931	887	–	–	1,933	1,920
Normalized FFO		$ 92,109	$ 95,127	$ 37,146	$ 73,266	$ 88,458	$ 224,382	$ 174,207
Weighted average shares outstanding (basic and diluted)		165,027	164,902	164,867	164,862	164,745	164,933	164,697
Basic and diluted per share common share amounts:								
Net (loss) income		$ (0.03)	$ (0.07)	$ 0.16	$ (0.19)	$ 0.05	$ 0.06	$ (0.61)
FFO		$ 0.56	$ 0.57	$ 0.22	$ 0.44	$ 0.54	$ 1.34	$ 1.04
Normalized FFO		$ 0.56	$ 0.58	$ 0.23	$ 0.44	$ 0.54	$ 1.36	$ 1.06

See accompanying notes on page 39.

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35

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended					For the Nine Months Ended	
		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net (loss) income		$ (4,128)	$ (11,278)	$ 25,950	$ (31,409)	$ 7,500	$ 10,544	$ (100,972)
Add (Less):	Interest expense	82,280	82,503	81,580	77,891	81,740	246,363	263,904
	Income tax expense (benefit)	(2,242)	5,247	(3,780)	(1,757)	390	(775)	1,558
	Depreciation and amortization	94,498	94,571	100,039	94,961	101,514	289,108	306,147
EBITDA		170,408	171,043	203,789	139,686	191,144	545,240	470,637
Add (Less):	Loss on asset impairment, net [5]	512	9,005	–	1,269	1,172	9,517	9,720
	Loss (gain) on sale of real estate, net [6]	(123)	62	(41,898)	(3,583)	164	(41,959)	(44,235)
	Adjustments to reflect SVC's share of EBITDA*re* attributable to an investee [9]	2,707	2,275	2,614	2,340	2,787	7,596	5,541
EBITDA*re*		173,504	182,385	164,505	139,712	195,267	520,394	441,663
Add (less):	Loss (gain) on equity securities, net [7]	–	593	(49,430)	10,841	(23,056)	(48,837)	(2,737)
	Loss on early extinguishment of debt [8]	–	238	44	–	–	282	791
	Adjustments to reflect SVC's share of Adjusted EBITDA*re* attributable to an investee [9]	263	207	321	(529)	272	791	1,566
	Transaction related costs [4]	115	931	887	–	–	1,933	1,920
	General and administrative expense paid in common shares [10]	1,446	970	514	510	972	2,930	2,266
Adjusted EBITDA*re*		$ 175,328	$ 185,324	$ 116,841	$ 150,534	$ 173,455	$ 477,493	$ 445,469

See accompanying notes on page 39.

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Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Number of hotels	*219*	*219*	*219*	*219*	*219*	*219*	*219*
Room revenues	$ 324,923	$ 328,538	$ 268,045	$ 273,896	$ 320,563	$ 921,506	$ 855,875
Food and beverage revenues	43,333	52,567	41,909	45,341	41,985	137,809	110,546
Other revenues	22,844	21,833	17,042	15,893	16,174	61,719	45,342
Hotel operating revenues - comparable hotels	391,100	402,938	326,996	335,130	378,722	1,121,034	1,011,763
Rooms expenses	103,376	100,527	88,383	89,952	98,440	292,286	266,455
Food and beverage expenses	35,953	38,964	34,337	34,677	33,880	109,254	87,896
Other direct and indirect expenses	132,028	127,589	124,612	118,534	123,288	384,229	350,839
Management fees	15,080	15,370	12,651	12,876	14,695	43,101	39,412
Real estate taxes, insurance and other	25,963	25,353	30,162	23,942	28,990	81,478	88,020
FF&E Reserves [11]	1,719	1,737	1,554	1,459	1,685	5,010	4,587
Hotel operating expenses - comparable hotels	314,119	309,540	291,699	281,440	300,978	915,358	837,209
Hotel EBITDA	$ 76,981	$ 93,398	$ 35,297	$ 53,690	$ 77,744	$ 205,676	$ 174,554
Hotel EBITDA Margin	19.7 %	23.2 %	10.8 %	16.0 %	20.5 %	18.3 %	17.3 %
Hotel operating revenues (GAAP) [1]	$ 395,526	$ 404,327	$ 334,796	$ 350,501	$ 400,453	$ 1,134,649	$ 1,116,843
Add (less)							
Hotel operating revenues from non-comparable hotels	(4,426)	(1,389)	(7,800)	(15,371)	(21,731)	(13,615)	(105,080)
Hotel operating revenues - comparable hotels	$ 391,100	$ 402,938	$ 326,996	$ 335,130	$ 378,722	$ 1,121,034	$ 1,011,763
Hotel operating expenses (GAAP) [1]	$ 317,752	$ 309,100	$ 299,566	$ 293,554	$ 318,266	$ 926,418	$ 933,803
Add (less)							
Hotel operating expenses from non-comparable hotels	(5,913)	(1,643)	(10,377)	(14,194)	(19,594)	(17,933)	(103,044)
Reduction for security deposit and guaranty fundings, net [3]	(140)	(195)	335	–	–	–	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	80	(80)	–	–	–	–	–
FF&E Reserves from managed hotel operations [11]	1,719	1,737	1,554	1,459	1,685	5,010	4,587
Other [12]	621	621	621	621	621	1,863	1,863
Hotel operating expenses - comparable hotels	$ 314,119	$ 309,540	$ 291,699	$ 281,440	$ 300,978	$ 915,358	$ 837,209

See accompanying notes on page 39.

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37

Calculation and Reconciliation of Hotel EBITDA - All Hotels*

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Number of hotels	221	221	220	238	242	221	242
Room revenues	$ 327,688	$ 329,484	$ 275,267	$ 288,082	$ 341,106	$ 932,439	$ 956,843
Food and beverage revenues	44,279	52,837	42,245	45,968	42,636	139,361	112,794
Other revenues	23,559	22,006	17,284	16,451	16,711	62,849	47,206
Hotel operating revenues	395,526	404,327	334,796	350,501	400,453	1,134,649	1,116,843
Rooms expenses	104,550	100,935	91,300	93,067	104,761	296,785	300,486
Food and beverage expenses	36,997	39,282	34,750	35,248	34,497	111,029	90,064
Other direct and indirect expenses	132,254	126,360	128,202	124,396	130,470	386,816	393,586
Management fees	14,611	14,855	12,143	12,450	14,362	41,609	40,934
Real estate taxes, insurance and other	29,900	28,014	34,128	29,014	34,797	92,042	110,592
FF&E Reserves [11]	1,719	1,737	1,992	2,252	2,622	5,448	7,016
Hotel operating expenses	320,031	311,183	302,515	296,427	321,509	933,729	942,678
Hotel EBITDA	$ 75,495	$ 93,144	$ 32,281	$ 54,074	$ 78,944	$ 200,920	$ 174,165
Hotel EBITDA Margin	19.1 %	23.0 %	9.6 %	15.4 %	19.7 %	17.7 %	15.6 %
Hotel operating expenses (GAAP) [1]	$ 317,752	$ 309,100	$ 299,566	$ 293,554	$ 318,266	$ 926,418	$ 933,803
Add (less)							
Reduction for security deposit and guaranty fundings, net [3]	(140)	(195)	335	–	–	–	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	80	(80)	–	–	–	–	–
FF&E Reserves from managed hotel operations [11]	1,718	1,737	1,993	2,252	2,622	5,448	7,012
Other [12]	621	621	621	621	621	1,863	1,863
Hotel operating expenses	$ 320,031	$ 311,183	$ 302,515	$ 296,427	$ 321,509	$ 933,729	$ 942,678

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 39.

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38

39RETURN TO TABLE OF CONTENTS Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA (dollars in thousands) (1) As of September 30, 2023, SVC owned 221 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. (2) SVC increased rental income by $6,548 and reduced rental income by $1,845 for the three months ended September 30, 2023 and 2022, respectively, and increased rental income by $6,867 and reduced rental income by $5,530 for the nine months ended September 30, 2023 and 2022, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (3) When managers of SVC's hotels are required to fund the shortfalls of owner’s priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net increase to hotel operating expenses was $140 for the three months ended September 30, 2023 and there were no adjustments to hotel operating expenses for the nine months ended September 30, 2023. There were no adjustments to hotel operating expenses during the three months and nine months ended September 30, 2022. (4) Transaction related costs for the three and nine months ended September 30, 2023 of $115 and $1,933, respectively, primarily consisted of costs related to hotel rebranding activity, the demolition of certain vacant properties, and potential acquisitions. Transaction related costs for the three months ended June 30, 2022 and March 31, 2022 of $743 and $1,177, respectively, primarily consisted of costs related to SVC's exploration of possible financing transactions. (5) SVC recorded a loss on asset impairment of $512 to reduce the carrying value of three net lease properties to their estimated fair value less costs to sell during the three months ended September 30, 2023, $9,005 to reduce the carrying value of 16 net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2023, $1,269 to reduce the carrying value of one hotel and one net lease property to their estimated fair value less costs to sell during the three months ended December 31, 2022, and $1,172 to reduce the carrying value of three hotels and one net lease property to their estimated fair value less costs to sell during the three months ended September 30, 2022. (6) SVC recorded a $123 net gain on sale of real estate during the three months ended September 30, 2023 in connection with the sale of two net lease properties, a $62 net loss on sale of real estate during the three months ended June 30, 2023 in connection with the sale of two net lease properties, a $41,898 net gain on sale of real estate during the three months ended March 31, 2023 in connection with the sale of 18 hotels, a $3,583 net gain on sale of real estate during the three months ended December 31, 2022 in connection with the sale of four hotels and two net lease properties, and a $164 net loss on sale of real estate during the three months ended September 30, 2022 in connection with the sale of five hotels and six net lease properties. SVC recorded a $44,235 net gain on sale of real estate during the nine months ended September 30, 2022 in connection with the sale of 61 hotels and 19 net lease properties. (7) Gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC's former investment in shares of TA common stock to its fair value. (8) SVC recorded a $238 loss on early extinguishment of debt during the three months ended June 30, 2023 related to the write off of unamortized issuance costs relating to the amendment to its revolving credit agreement. SVC recorded a $44 loss on early extinguishment of debt during the three months ended March 31, 2023 related to the write off of deferred financing costs relating to its repayment of $500,000 of unsecured senior notes due in March 2023. SVC recorded a $791 loss on early extinguishment of debt during the nine months ended September 30, 2022 related to the write off of deferred financing costs and unamortized discounts relating to its amendment of its revolving credit facility and the repayment of $500,000 of unsecured senior notes. (9) Represents SVC's proportionate share from its equity investment in Sonesta. (10) Amounts represent the equity compensation for SVC's Trustees, officers and certain other officers and employees of RMR. (11) Various percentages of total sales at certain of SVC's hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. (12) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended September 30, 2023 and 2022 for this liability, and $1,863 for each of the nine months ended September 30, 2023 and 2022 for this liability.

40RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, "anticipate", “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the continued growth in SVC's hotel portfolio and ongoing strength in the net lease business; the credit quality of TA; SVC's current liquidity and ability to address debt maturities; and the amount and timing of future distributions. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance, or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from the expressed or implied forward-looking statements include, but are not limited to, the following: Sonesta Holdco Corporation and its subsidiaries, or Sonesta’s, ability to successfully operate the hotels it manages for SVC; SVC’s ability and the ability of SVC’s managers and tenants to operate under unfavorable market and economic conditions, rising or sustained high interest rates, high inflation, labor market challenges, disruption and volatility in the public equity and debt markets, global geopolitical hostilities and tensions and economic recessions or downturns; if and when business transient hotel business will return to historical pre-COVID-19 pandemic levels and whether any improved hotel industry conditions will continue, increase or be sustained; whether and the extent to which SVC’s managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC’s properties are located; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC’s ability to pay interest on and principal of its debt; SVC’s ability to acquire properties that realize its targeted returns; SVC’s ability to sell properties at prices it targets; SVC’s ability to raise or appropriately balance the use of debt or equity capital; potential defaults of SVC’s management agreements and leases by its managers and tenants; SVC’s ability to increase hotel room rates and rents at its leased properties as SVC’s leases expire in excess of its operating expenses and to grow its business; SVC’s ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; the impact of increasing labor costs and shortages and commodity and other price inflation due to supply chain challenges or other market conditions; SVC’s ability to make cost-effective improvements to SVC’s properties that enhance its appeal to hotel guests and net lease tenants; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC’s ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC’s credit ratings; the ability of SVC’s manager, The RMR Group LLC, or RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC’s related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC’s ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed on SVC’s business and its ability to satisfy complex rules in order for it to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks or continuation of pandemics or other significant adverse public health safety events or conditions, war or other hostilities, supply chain disruptions, climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. SVC's filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, SVC undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements